U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 February 29, 2008

TRACKPOWER, INC.
 (Exact name of small business issuer as specified in its charter)

Wyoming	000-28506	13-3411167
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer ID No.)

3565 King Road, Suite 102
King City, Ontario, Canada, L7B 1M3
 (Address of principal executive offices)

(905) 833-9845
(Issuer's Telephone Number)

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2008, Trackpower, Inc. (the “Company” or “Trackpower”) entered into several agreements pursuant to which it disposed of its remaining interest in American Racing and Entertainment, LLC (“American Racing”) and restructured its Series A 8% convertible preferred stock obligations and a substantial portion of its remaining liabilities.

Trackpower held a 4.94% membership interest in American Racing, which owns two gaming and horseracing facilities in New York State known as Tioga Downs and Vernon Downs. The remaining interest was acquired one-half by Southern Tier Acquisition II, LLC (“Southern Tier”) and one-half by Oneida Entertainment, LLC, (“Oneida”) the controlling members of American Racing for total consideration of $934,016 on February 29, 2008. At closing, Trackpower repaid an $834,016 15% secured promissory note to Southern Tier and Oneida (each holding a 15% $350,000 secured promissory note of Trackpower). The disposal was executed through an Agreement to Transfer Membership Interest and Assignment and Assumption Agreement, by and between Trackpower, Southern Tier and Oneida, copies of which are included as Exhibits 10.11 and 10.12 to this Form 8-K.

Prior to closing the Company had $3,000,000 principal value of 8% Series A convertible preferred share obligations and $440,000 of accrued and unpaid dividends outstanding (the “Preferred Share Obligations”). The Company agreed to; 1) issue 1,220,000,000 restricted shares of its common stock, and 2) provide an earnout arrangement of ten percent (10%) of cumulative earnings before interest, taxes, depreciation and amortization paid in cash, quarterly, 45 days following fiscal quarter end, to a maximum of 1,000,000, collectively, to the members and affiliates of Asolare II, LLC, (“Asolare”) as full and complete settlement of its Preferred Share Obligations including any related obligations of Asolare to its affiliates. The members of Asolare were Brian Usher-Jones (37%), Kenneth J. Adelberg (25%), John G. Simmonds, the Company’s Chief Executive Officer, (17.5%), Paul Marsiglio (17.5%) and others have the remaining 3%. The Woodham Group Inc. was an affiliate of Asolare. Attached hereto as Exhibits 10.13 through 10.17 are Settlement Agreements between Trackpower, Asolare and each of Brian Usher-Jones, Kenneth Adelberg, John Simmonds, Paul Marsiglio and The Woodham Group Inc.

The Company agreed to issue a total of 89,937,500 restricted shares of its common stock and pay $142,201 in cash to officers and directors in payment of obligations owed. Simmonds Mercantile and Management Inc., an entity which is solely owned by John Simmonds, was owed $121,952 for past services and advances made to Trackpower and agreed to accept $81,952 in cash and 40,000,000 restricted shares of the Company’s common stock as a full and complete settlement. Gary Hokkanen, the Company’s CFO, was owed $61,749 for past services provided and expenses paid on the Company’s behalf, agreed to accept $37,749 in cash and 20,000,000 restricted shares of the Company’s common stock as a settlement for all obligations owed. Carrie Weiler, the Company’s Corporate Secretary, was owed $32,500 for services provided and accepted $22,500 in cash and 10,000,000 restricted shares of the Company’s common stock. And the Company owed existing and former directors $25,875 in unpaid directors’ fees. The Company agreed to issue 19,937,500 restricted shares of its common stock in repayment of directors’ fees. Attached hereto as Exhibits 10.18 through 10.20, are Settlement Agreements between the Company and each of Gary Hokkanen, Carrie Weiler and Simmonds Mercantile and Management Inc.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press release dated March 5, 2008 entitled: “TrackPower Announces Further Restructuring”

10.11	Agreement to Transfer Membership Interest, dated February 29, 2008, between Trackpower, Inc., Southern Tier Acquisition II, LLC and Oneida Entertainment, LLC.

10.12	Assignment and Assumption Agreement, dated February 29, 2008, between TrackPower, Inc. Southern Tier Acquisitions II, LLC and Oneida Entertainment, LLC.

10.13	Settlement Agreement, dated February 29, 2008, between Brian Usher-Jones, Asolare II, LLC and TrackPower, Inc.

10.14	Settlement Agreement, dated February 29, 2008, between Paul Marsiglio, Asolare II, LLC and TrackPower, Inc.

10.15	Settlement Agreement, dated February 29, 2008, betweenJohn Simmonds, Asolare II, LLC and TrackPower, Inc.

10.16	Settlement Agreement, dated February 29, 2008, between Kenneth Adelberg, Asolare II, LLC and TrackPower, Inc.

10.17	Settlement Agreement, dated February 29, 2008, between The Woodham Group Inc., Asolare II, LLC and TrackPower, Inc.

10.18	Settlement Agreement, dated February 29, 2008, between Gary Hokkanen and Trackpower

10.19	Settlement Agreement, dated February 29, 2008, between Carrie Weiler and Trackpower

10.20	Settlement Agreement, dated February 29, 2008, between Simmonds Mercantile and Management Inc. and Trackpower

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRACKPOWER, INC. (Registrant)

Dated: March 6, 2008	By:	/s/ John G. Simmonds
Name John G. Simmonds
Title Chief Executive Officer

INDEX OF EXHIBITS

99.1	Press release dated March 5, 2008 entitled: “TrackPower Announces Further Restructuring”

10.11	Agreement to Transfer Membership Interest, dated February 29, 2008, between Trackpower, Inc., Southern Tier Acquisition II, LLC and Oneida Entertainment, LLC.

10.12	Assignment and Assumption Agreement, dated February 29, 2008, between TrackPower, Inc. Southern Tier Acquisitions II, LLC and Oneida Entertainment, LLC.

10.13	Settlement Agreement, dated February 29, 2008, between Brian Usher-Jones, Asolare II, LLC and TrackPower, Inc.

10.14	Settlement Agreement, dated February 29, 2008, between Paul Marsiglio, Asolare II, LLC and TrackPower, Inc.

10.15	Settlement Agreement, dated February 29, 2008, betweenJohn Simmonds, Asolare II, LLC and TrackPower, Inc.

10.16	Settlement Agreement, dated February 29, 2008, between Kenneth Adelberg, Asolare II, LLC and TrackPower, Inc.

10.17	Settlement Agreement, dated February 29, 2008, between The Woodham Group Inc., Asolare II, LLC and TrackPower, Inc.

10.18	Settlement Agreement, dated February 29, 2008, between Gary Hokkanen and Trackpower

10.19	Settlement Agreement, dated February 29, 2008, between Carrie Weiler and Trackpower

10.20	Settlement Agreement, dated February 29, 2008, between Simmonds Mercantile and Management Inc. and Trackpower